UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): December 10, 2013

IZEA, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-167960	37-1530765
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

480 N. Orlando Avenue, Suite 200 Winter Park, Florida	32789
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (407) 674-6911

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR     240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR     240.13e-4(c))

CURRENT REPORT ON FORM 8-K
IZEA, Inc.
December 10, 2013

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)    On December 10, 2013, Lindsay Gardner was elected to our Board of Directors. Mr. Gardner is considered to be an independent member of our Board of Directors, under Nasdaq’s independence standards.

Lindsay Gardner has 25 years of executive management and leadership experience at companies ranging from technology startups to the world’s largest media and entertainment companies. Currently, Mr. Gardner is Senior Advisor to Oaktree Capital Management, a Los Angeles-based private equity firm with $80 billion under management. Since May 2010, he has focused on global buyout opportunities in the technology, media and telecommunications sectors, as well as providing strategic support to various Oaktree portfolio companies. Until mid-2007, Mr. Gardner was President of Affiliate Sales and Marketing for Fox Networks. During his tenure, he built Fox’s cable network portfolio from a handful of small channels into one of the industry’s largest, most diverse and most profitable content companies, launching more than a dozen networks, including three that surpassed 20 million subscribers in their first year of operation. Mr. Gardner received a Masters of Business Administration from The Wharton School of the University of Pennsylvania and a Bachelor of Arts in Economics from Brandeis University.

In consideration of his services as a director, we have agreed to grant to Mr. Gardner stock options to purchase 50,000 shares of our common stock at an exercise price of $0.29 per share, vesting in equal installments over 12 months from the date of grant and expiring five years after the date of grant.
Mr. Gardner joined our Strategic Advisory Board in June 2013, but has has not engaged in any related party transactions with us during the last two fiscal years. There are no family relationships between Mr. Gardner and any of our other executive officers or directors.
On December 11, 2013, we issued a press release announcing the appointment of Mr. Gardner to the company's Board of Directors. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 8.01     Other Events.

From December 11, 2013 through December 13, 2013, Edward H. Murphy, our President and Chief Executive Officer, purchased 2,500 shares of our common stock in the open market for a total purchase price of $865 (an average of $0.35 per share) for investment purposes.

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits. The exhibit listed in the following Exhibit Index is filed as part of this current report.

Exhibit No.	Description
99.1	Press Release issued by IZEA, Inc. on December 11, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IZEA, INC.

Date: December 13, 2013	By:/s/ Edward H. (Ted) Murphy Edward H. (Ted) Murphy President and Chief Executive Officer